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                                                                EXHIBIT 11

                         THE MAJESTIC STAR CASINO, LLC

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)


                                                YEAR ENDED DECEMBER 31,
                                                -----------------------
                                                         1996
                                                        ------
Available earnings:
   Net income (loss)                                    ($8,886)
   Add interest expense                                   8,598
                                                        -------
Available earnings (loss)                                 ($288)

Fixed Charges:
   Interest expense                                     $ 8,598
   Capitalized interest                                     213
                                                        -------
Total Fixed Charges                                     $ 8,811
                                                        =======
Ratio of earnings to Fixed Charges (1)



NOTES:
  (1) The ratio of earnings to fixed charges for the year ended December 31, 1996 was less than one to one. The approximate dollar amount necessary to cover the deficiency in this period was: 1996 -- $9,099.